UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2021 (October 20, 2021)

Atlas Crest Investment Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39999	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 883-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	ACII. U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	ACII	The New York Stock Exchange

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ACII WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2021, Atlas Crest Investment Corp. II (the “Company”) appointed Nicholas Nickerson as its Chief Operating Officer. Prior to joining the Company, from 2014 to 2021, Mr. Nickerson worked as a Vice President and Associate in the Real Estate, Gaming, Lodging and Leisure Investment Banking group at Deutsche Bank Securities, Inc. From 2013 to 2014, Mr. Nickerson worked in the Real Estate Investment Banking Group at Oppenheimer & Co. Inc. Previously, Mr. Nickerson worked at Green Street Advisors from 2009 to 2012, most recently as a Senior Equity Research Associate. Mr. Nickerson received a B.S. in Economics from Duke University.

On October 14, 2021, Mr. Nickerson became a member of Atlas Crest Investment II LLC, our sponsor. The Company will reimburse Mr. Nickerson for expenses incurred in connection with his role as Chief Operating Officer. In addition, Mr. Nickerson and the Company have entered into an indemnification agreement substantially in the form attached as Exhibit 10.5 to the Form 8-K filed by the Company with the Securities and Exchange Commission on February 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Crest Investment Corp. II

	By:	/s/ Michael Spellacy
		Name:	Michael Spellacy
		Title:	Chief Executive Officer

Dated: October 20, 2021